UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2003

EPIX Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21863	04-3030815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 Rogers Street Cambridge, Massachusetts 02142
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 250-6000

Item 5.   Other Events.

On November 10, 2003, EPIX Medical, Inc. publicly disseminated a press release announcing the results of its MS-325 clinical trials in renally-compromised patients.  The announcement was made concurrently with the American Heart Association 2003 Scientific Sessions in Orlando, Florida.  The Company announced that based on these Phase II studies, MS-325 appears safe and well tolerated in patients with varying degrees of renal impairment, including those requiring dialysis, and that MS-325 had no adverse effect on renal function.  These results extend the safety data from the four already completed Phase III trials of MS-325.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Also on November 10, 2003, the Company publicly disseminated a press release announcing the departure of Stephen C. Knight, M.D., its President and Chief Operating Officer since November 1999.  The Company announced that Dr. Knight will become President of Fidelity Biosciences Group, a unit of Fidelity Investments, overseeing Fidelity’s private equity investing in biotechnology interests.  Dr Knight will remain with the Company through its submission to the Food and Drug Administration of its New Drug Application for MS-325.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 7.  Financial Statements and Exhibits.

(c) The following exhibits are furnished with this report:

Exhibit Number	Description

99.1	Press Release dated November 10, 2003.

99.2	Press Release dated November 10, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX Medical, Inc.

(Registrant)

Date: November 12, 2003	/s/ Peyton J. Marshall
Peyton J. Marshall
Senior Vice-President,
Finance and Administration,
Chief Financial Officer